Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the State Financial Services Corporation 1998 Stock Incentive Plan of our report dated January 16, 1998, with respect to the consolidated financial statements of State Financial Services Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



December 21, 1998


                                          /s/  Ernst & Young LLP